Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Except where specifically noted, the following information and all other information contained herein gives effect to the 1-for-8 reverse split of the common stock of Axonyx Inc. that was effected on October 3, 2006.

On June 7, 2006, TPTX, Inc. (formerly known as TorreyPines Therapeutics, Inc.) (the “Company”) entered into a definitive merger agreement with Axonyx Inc. (“Axonyx”).  In connection with the merger, which became effective on October 3, 2006, Axonyx Inc. changed its name to TorreyPines Therapeutics, Inc. (referred to herein as “Axonyx”) and the newly-acquired wholly-owned subsidiary, which was formerly known as TorreyPines Therapeutics, Inc., changed its name to TPTX, Inc.  The following unaudited pro forma condensed combined financial statements give effect to the merger transaction between Axonyx and TPTX, Inc. which was completed on October 3, 2006.  For accounting purposes TPTX, Inc. acquired Axonyx in the merger. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of Axonyx, while the historical results of TPTX, Inc. are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values.

For purposes of these unaudited pro forma condensed combined financial statements, TPTX, Inc. and Axonyx have made preliminary allocation of the estimated purchase price to the assets to be acquired and liabilities to be assumed based on their fair value at the acquisition date (see Note 2, “Purchase Price,” below). A final determination of these estimated fair values will be made on the acquisition date, and will be based on the actual net assets of Axonyx that exist as of such date.  The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

• the cash cost of operations between September 30, 2006 and the closing of the merger, and

• other changes in Axonyx’s net assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of Axonyx and TPTX, Inc., adjusted to give effect to the acquisition of Axonyx by TPTX, Inc. for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 gives effect to the proposed merger as if it occurred on September 30, 2006 and combines the historical balance sheets of Axonyx and TPTX, Inc. as of September 30, 2006. The TPTX, Inc. balance sheet information was derived from its unaudited consolidated balance sheet as of September 30, 2006 that was filed as Exhibit 99.2 to this Form 8-K/A. The Axonyx balance sheet information was derived from its unaudited condensed consolidated balance sheet as of September 30, 2006 included in the Form 10-Q that was filed with the SEC on November 9, 2006 by TorreyPines Therapeutics, Inc. (formerly Axonyx Inc.).

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 are presented as if the merger was consummated on January 1, 2006 and January 1, 2005, respectively, and combines the historical results of Axonyx and TPTX, Inc. for the nine months ended September 30, 2006 and the year ended December 31, 2005. The historical results of TPTX, Inc. were derived from its unaudited consolidated statement of operations for the nine months ended September 30, 2006 that was filed as Exhibit 99.2 to this Form 8-K/A and its audited statement of operations for the year ended December 31, 2005 that was filed as Exhibit 99.1 to this Form 8-K/A.  The historical results of Axonyx were derived from its unaudited condensed consolidated statement of operations for the nine months ended September 30, 2006 included in its quarterly report on Form 10-Q that was filed with the SEC on November 9, 2006 and audited consolidated statement of operations for the year ended December 31, 2005 included in its Registration Statement on Form S-4 that was filed with the SEC on August 25, 2006.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Axonyx and TPTX, Inc. been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements referred to above.

Unaudited Pro Forma Condensed Combined Balance Sheet

	September 30, 2006
	TPTX, Inc. Historical	Axonyx Historical	Purchase Accounting Adjustments		Pro Forma Combined

Assets
Current assets:
Cash, cash equivalents & short-term investments	$21,024,000	$46,652,000	$—		$67,676,000
Prepaid expenses & other current assets	546,000	208,000	—		754,000

Total current assets	21,570,000	46,860,000	—		68,430,000
Property and equipment, net	933,000	38,000	—		971,000
Investment in OXIS	—	4,089,000	(1,189,000	)F	2,900,000
Other noncurrent assets	2,623,000	23,000	—		2,646,000

Total assets	$25,126,000	$51,010,000	$(1,189,000)		$74,947,000

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable & accrued liabilities	$4,295,000	$6,614,000	$181,000	D	$11,090,000
Long-term debt, current portion	3,114,000	—	—		3,114,000

Total current liabilities	7,409,000	6,614,000	181,000		14,204,000

Long-term debt, net of current portion	5,197,000	—	—		5,197,000
Deferred rent	12,000	—	—		12,000
Deferred revenue	3,883,000	—	—		3,883,000

Total liabilities	16,501,000	6,614,000	181,000		23,296,000

Redeemable convertible preferred stock	81,874,000	—	(81,874,000	)B	—

Stockholders’ deficit:
Common stock	62,000	7,000	(62,000	)B	16,000
			(7,000	)A
			16,000	C
Additional paid-in capital	1,286,000	150,801,000	81,936,000	B	140,741,000
			(150,801,000	)A
			(16,000	)C
			57,535,000	D
Accumulated other comprehensive income	26,000		—		26,000
Accumulated deficit	(74,623,000)	(106,412,000)	106,412,000	A	(89,132,000)
			(14,509,000	)E

Total stockholders’ equity (deficit)	(73,249,000)	44,396,000	80,504,000		51,651,000

Total liabilities and stockholders’ equity (deficit)	$25,126,000	$51,010,000	$(1,189,000)		$74,947,000

 Unaudited Pro Forma Condensed Combined Statement of Operations

	Nine Months Ended September 30, 2006
	TPTX, Inc. Historical	Axonyx Historical	Pro Forma Adjustments		Pro Forma Combined

Revenue
License and option fees	$5,100,000	$—	$—		$5,100,000
Research funding	2,288,000	—	—		2,288,000

Total revenue	7,388,000	—	—		7,388,000

Operating expenses

Research and development	17,600,000	6,973,000	—		24,573,000
General and administrative	1,947,000	4,437,000	—		6,384,000
Merger costs	—	5,346,000			5,346,000
Stock-based compensation	79,000	—	—		79,000

Total operating expenses	19,626,000	16,756,000	—		36,382,000

Loss from operations	(12,238,000)	(16,756,000)	—		(28,994,000)

Other income (expense)

Interest income	732,000	1,963,000	—		2,695,000
Interest expense	(735,000)	—	—		(735,000)
Foreign exchange	—	(34,000)	—		(34,000)
Gain (loss) on issuance of subsidiary stock	—	162,000	—		162,000
Equity in loss of OXIS	—	(625,000)	—		(625,000)
Gain (loss) on asset disposal	2,000	—	—		2,000

Total other income (expense)	(1,000)	1,466,000	—		1,465,000

Net loss	(12,239,000)	(15,290,000)	—		(27,529,000)
Dividends and accretion to redemption value of redeemable convertible preferred stock	(3,534,000)	—	3,534,000	G	—

Net loss attributable to common stockholders	$(15,773,000)	$(15,290,000)	$3,534,000		$(27,529,000)

Basic and diluted net loss per share		$(2.28)			$(1.81)

Weighted average shares used in the computation of basic and diluted net loss per share		6,710,000			15,202,000

Unaudited Pro Forma Condensed Combined Statement of Operations

	Twelve Months Ended December 31, 2005
	TPTX, Inc. Historical	Axonyx Historical	Pro Forma Adjustments		Pro Forma Combined

Revenue
License and option fees	$5,179,000	$—	$—		$5,179,000
Research funding	2,788,000	—	—		2,788,000
Product sales	—	403,000	—		403,000

Total revenue	7,967,000	403,000	—		8,370,000

Operating expenses
Research and development	17,314,000	24,621,000	—		41,935,000
General and administrative	2,583,000	5,143,000	—		7,726,000
Stock-based compensation	8,000	—	—		8,000
Cost of product sales	—	210,000	—		210,000

Total operating expenses	19,905,000	29,974,000	—		49,879,000

Loss from operations	(11,938,000)	(29,571,000)	—		(41,509,000)

Other income (expense)
Interest income	774,000	2,235,000	—		3,009,000
Interest expense	(290,000)	(2,000)	—		(292,000)
Foreign exchange	—	(109,000)	—		(109,000)
Gain (loss) on issuance of subsidiary stock	—	(314,000)	—		(314,000)
Equity in loss of OXIS	—	(1,017,000)	—		(1,017,000)
Gain (loss) on asset disposal	(88,000)	—	—		(88,000)

Total other income (expense)	396,000	793,000	—		1,189,000

Net loss before minority interest in subsidiary	(11,542,000)	(28,778,000)	—		(40,320,000)
Minority interest in loss of subsidiary	—	164,000	—		164,000

Net loss	(11,542,000)	(28,614,000)	—		(40,156,000)
Dividends and accretion to redemption value of redeemable convertible preferred stock	(4,434,000)	—	4,434,000	G	—

Net loss attributable to common stockholders	$(15,976,000)	$(28,614,000)	$4,434,000		$(40,156,000)

Basic and diluted net loss per share		$(4.27)			$(2.64)

Weighted average shares used in the computation of basic and diluted net loss per share		6,709,000			15,200,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
 FINANCIAL INFORMATION

1.                                      Basis of Presentation

On June 7, 2006, TPTX, Inc.  (formerly known as TorreyPines Therapeutics, Inc.) (the “Company”) entered into a definitive merger agreement with Axonyx Inc. (“Axonyx”).  In connection with the merger, which became effective on October 3, 2006, Axonyx Inc. changed its name to TorreyPines Therapeutics, Inc. (referred to herein as “Axonyx”) and the newly-acquired wholly-owned subsidiary, which was formerly known as TorreyPines Therapeutics, Inc., changed its name to TPTX, Inc.  TPTX, Inc. was the surviving corporation of the merger. Pursuant to the terms of the merger agreement, Axonyx issued to TPTX, Inc.’s stockholders shares of Axonyx common stock and Axonyx assumed all of the stock options and stock warrants of TPTX, Inc. outstanding as of the merger closing date, such that TPTX, Inc.’ stockholders, option holders and warrant holders own approximately 58% of the combined company on a pro forma basis and Axonyx stockholders, option holders and warrant holders own approximately 42% of the combined company on a pro forma basis. The merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code.

Because TPTX, Inc. security holders own approximately 58% of the voting stock of the combined company after the transaction, TPTX, Inc. is deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the U.S. Accordingly, the assets and liabilities of Axonyx will be recorded as of the merger closing date at their estimated fair values.

2.                                      Purchase Price

The preliminary estimated total purchase price of the proposed merger is as follows (in thousands):

Fair value of Axonyx’s common stock	$50,889
Estimated fair value of Axonyx stock options and stock warrants assumed	4,027
Estimated transaction costs of TPTX, Inc.	2,800

Total preliminary estimated purchase price	$57,716

On June 7, 2006, Axonyx had 53,680,721 shares of common stock outstanding. The fair value of Axonyx common stock used in determining the purchase price was $0.948 per share based on the five-day average of the closing prices of Axonyx’s common stock around and including the announcement date of the proposed transaction (June 5, 2006 through June 9, 2006, inclusive). The fair value of Axonyx’s stock options and stock warrants assumed by TPTX, Inc. was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $0.948, which is the value ascribed to the Axonyx common stock in determining the purchase price; volatility of 90%; dividend rate of 0%; risk-free interest rate of 4.67%; and a weighted average expected life of 3.84 years. The estimated purchase price is preliminary because the proposed merger has not yet been completed as of September 30, 2006, the date of these pro forma financial statements. The actual purchase price may change based on the fair value of the assets acquired and liabilities assumed as of the closing date of the merger and TPTX, Inc.’s final transaction costs to complete the merger.

Under the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Axonyx based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The excess of the fair value of assets acquired and liabilities assumed over the purchase price, if any, is considered negative goodwill and is allocated as a reduction of the amounts that otherwise would have been assigned to certain acquired assets.

A preliminary allocation of the total preliminary estimated purchase price, as shown above, to the acquired tangible and intangible assets and assumed liabilities of Axonyx based on the estimated fair values as of September 30, 2006 and a preliminary allocation of the resulting negative goodwill are as follows (in thousands):

	Fair Value of Assets Acquired and Liabilities Assumed	Allocation of Negative Goodwill	Preliminary Allocation of Purchase Price

Cash, cash equivalents and short-term investments	$46,652	$—	$46,652
Investment in OXIS	2,900	—	2,900
Other assets	269	—	269
In-process research and development	27,348	(12,839)	14,509
Existing assumed liabilities	(6,614)	—	(6,614)

Total	$70,555	$(12,839)	$57,716

The allocation of the estimated purchase price is preliminary and will remain preliminary until TPTX, Inc. completes its valuation of intangible assets acquired and determines the fair values of other assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

After the reduction of the amounts assigned to acquired assets for the negative goodwill, the amount of the preliminary purchase price allocated to in-process research and development, or IPR&D, is estimated to be $14.5 million. The acquired IPR&D projects primarily consist of three compounds in development as potential treatments for Alzheimer’s disease (AD): phenserine, a symptomatic and disease progression treatment for mild to moderate AD; Posiphen™, a disease progression treatment for AD; and bisnorcymserine, a symptomatic treatment for severe AD. There are also other potential pharmaceutical compounds, including two additional potential treatments for AD, for which Axonyx has acquired patent rights.

Because the acquired IPR&D projects are in the early stages of the development cycle, or have failed a Phase III clinical trial, as is the case for phenserine, the amount allocated to IPR&D will be recorded as an expense.

3.             Pro Forma and Purchase Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant capital transactions of TPTX, Inc. occurring as a direct result of the proposed merger and the acquisition, under which TPTX, Inc. is deemed to be the acquiring company for accounting purposes.  The Axonyx historical financials statements for the nine months ended September 30, 2006 include accruals for contractual compensation liabilities owed to certain Axonyx key employees, in accordance with Emerging Issues Task Force, or EITF, Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

The unaudited pro forma condensed combined financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The pro forma adjustments are as follows:

(A)

To eliminate Axonyx historical stockholders’ equity accounts.

(B)

To reflect the reclassification of TPTX, Inc.’s historical common stock and redeemable convertible preferred stock accounts as additional paid-in capital prior to setting up the common stock account to reflect the combined company.

(C)

To set up the common stock account to reflect the combined company. This includes 6,710,090 shares of existing Axonyx common stock at par value of $0.001 plus the conversion of all outstanding shares of TPTX, Inc.’s preferred stock and common stock into 8,960,742 shares Axonyx common stock at par value of $0.001.

(D)

To reflect the estimated preliminary purchase price based on the estimated fair value of Axonyx common stock, stock options and stock warrants outstanding and TPTX, Inc.’s total estimated merger-related fees at the close of the merger as referred to in Note 2 above totaling $57,716,000.  Note that as of September 30, 2006, the estimated remaining merger-related fees to be incurred by TPTX, Inc. equals $181,000.

(E)

To record the estimated fair value of in-process research and development acquired in the merger. Because the in-process research and development charge is directly attributable to the merger and will not have a continuing impact, it is not reflected in the pro forma statement of operations. However, this item will be recorded as an expense immediately following the completion of the merger.

(F)

 To reflect the estimated fair value of the Investment in Oxis acquired in the merger based upon closing market price on September 30, 2006.

(G)

To eliminate the dividends and accretion to redemption value of redeemable convertible preferred stock.